Exhibit 99.1

RumbleOn Promotes Blake Lawson, Seasoned Powersports Executive, to Chief Financial Officer

Mr. Lawson brings more than 20 years of Powersports Industry Accounting and Financial Leadership

Irving, Texas - January 19, 2023 - RumbleOn, Inc. (NASDAQ: RMBL) (the "Company" or "RumbleOn"), the nation's first technology-based omnichannel powersports platform, today announced the promotion of Blake Lawson as RumbleOn’s Chief Financial Officer. Mr. Lawson will serve as a member of the executive leadership team and report directly to RumbleOn's Chief Executive Officer, Marshall Chesrown, beginning January 19, 2023.

Mr. Lawson, 51, previously served as Chief Financial Officer for the RideNow group of powersports retailers, and the Coulter Automotive Group, since 2020. Before RideNow, Mr. Lawson served in several key financial roles, including Chief Financial Officer for American Powersports since 2011, Corporate Controller since 2006 and he began his powersports experience as a consultant and trainer for ADP “Lightspeed” from 2001 through 2006. Mr. Lawson holds a Bachelor of Arts from the University of Utah, and a Master of Business Administration from the Thunderbird School of Global Management. Mr. Lawson has been a certified public accountant (CPA) since 2015. In his role as RumbleOn’s Chief Financial Officer, Mr. Lawson will be responsible for leading RumbleOn's financial strategy, accounting, tax, treasury, planning & analysis, and finance operations.

"Blake brings knowledge and experience in the financial management of powersports that is unparalleled in the industry, and I am very excited to leverage his extensive powersports background, as we execute on our long-term strategy,” stated Mr. Chesrown. “Blake’s tenure as Chief Financial Officer with RideNow, Coulter Auto Group, and American Powersports, as well as his exceptional business and financial acumen, enhances our management structure, as we continue to focus on our higher margin powersports business. Our entire team has the utmost confidence and respect, not only for what Blake knows about the business, but for how he conducts himself with all of our nearly 3,000 team members nationwide. RumbleOn’s robust financial team has been rigorously strengthened over the past year with exceptional professionals, complementing our business expansion and we are pleased to have Blake lead this team.” continued Mr. Chesrown.

Mr. Lawson commented, "As a 23-year veteran of the powersports industry, I am honored to continue my journey with RumbleOn, working alongside Marshall and this talented team that represent the nation’s largest Powersports retailer. Having spent the last several years as the CFO for RideNow and American Powersports, I am excited as we position RumbleOn to deliver enhanced profitability, leveraging our best-in-class omnichannel customer experience. I am eager to roll up my sleeves and contribute to our future growth, driving long term sustainable shareholder value."

These actions are not related to any matter regarding the Company's financial condition, reported financial results, internal controls or disclosure controls and procedures.

Upon conclusion of Narinder Sahai’s service as RumbleOn’s Chief Financial Officer on January 17, 2023, Mr. Sahai will serve as a special advisor to the Company for a 90-day term.

“We appreciate Mr. Sahai’s efforts over the past year and we wish him the best in his future endeavors” noted Mr. Chesrown.

Cautionary Note on Forward-Looking Statements

This press release may contain "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release. Readers are further advised to consider the factors listed under the headings "Forward-Looking Statements" and "Risk Factors" in the Company's filings with the Securities and Exchange Commission, as may be updated and amended from time to time. We undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise, except as required by law.

About RumbleOn

RumbleOn is the nation's first technology-based omnichannel powersports platform. Headquartered in the Dallas Metroplex, RumbleOn provides the only technology-led omnichannel platform in powersports with a broad footprint of physical locations, full-line manufacturer representation and high-quality used inventory to transform the entire customer experience. Our goal is to integrate the best of both the physical and digital, and make the transition between the two seamless. To learn more please visit us online at https://www.rumbleon.com.

Investor Relations:

Dawn Francfort

ICR, Inc.

investors@rumbleon.com